EXHIBIT 12.2

Sarbanes-Oxley Section 302 Certification

I, Adrian Rothwell, certify that:

1.

I have reviewed this annual report on Form 20-F/A of Kiska Metals Corporation.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 14, 2012.

 “Adrian Rothwell”

Adrian Rothwell

Chief Financial Officer